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                                   Exhibit 21

                         Subsidiaries of the Registrant

                                                    JURISDICTION
                                     PERCENTAGE      OR STATE OF
    SUBSIDIARY                      OF OWNERSHIP    INCORPORATION
-----------------                   ------------    -------------
EvergreenBank                           100%          Washington
EvergreenBancorp Capital Trust I        100%          Delaware

                                       17